Exhibit 99.1

GRIFFON CORPORATION ANNOUNCES
CHANGES IN SENIOR MANAGEMENT AND
BOARD OF DIRECTORS

JERICHO, NY- NOVEMBER 2, 2007- Griffon Corporation (NYSE:GFF) announced today changes in its Senior Management and Board of Directors.

Franklin H. Smith, Jr. is being promoted to the position of Executive Vice President of Griffon Corporation, effective November 30, 2007. Mr. Smith joined the Griffon team in 1998 as Chief Financial Officer of Clopay Corporation, a wholly-owned subsidiary of Griffon.

Patrick L. Alesia, who presently serves as the Vice President, Treasurer and Secretary of Griffon Corporation, is being promoted to the position of Chief Financial Officer, effective November 30, 2007. Mr. Alesia has been employed by the Company for 34 years and has been an executive officer since 1979.

Griffon Corporation also announced the appointment of two new members to its Board of Directors, effective today, Lieutenant General Gordon E. Fornell, USAF (Ret) and James A. Mitarotonda. General Fornell and Mr. Mitarotonda will be submitted at the Company’s 2008 annual meeting as part of the management slate for election as members of the class of directors that will be up for re-election at the Company’s 2009 annual meeting.

General Fornell served in the United States Air Force for over 34 years and his positions include having been the Commander of Electronic Systems Division, Air Force Systems Command, Hanscom Air Force Base and Commander of the Armament Division at Elgin Air Force Base.

James A. Mitarotonda is a founder of and the current Chairman of the Board, Chief Executive Officer and President of Barington Capital Group, L.P., an investment firm.

Griffon Corporation also reported the retirement, effective today, of Lester L. Wolff from the Company’s Board of Directors, after 20 years of outstanding service. Mr. Wolff, a former United States Congressman, shall remain as a Director Emeritus and Consultant to the Company.

Finally, Griffon Corporation also reported the retirement of Eric P. Edelstein, effective November 30, 2007, as Executive Vice President and Chief Financial Officer of Griffon. Mr. Edelstein joined the Company in 2005.

Harvey R. Blau, the Company’s Chairman and Chief Executive Officer, stated “I am delighted with the additions to the Senior Management of the Company. Messrs. Smith and Alesia bring a breadth of experience to Griffon that is sure to contribute to the future success of the Company. In addition, we are pleased to add our two new Board members, General Fornell and Mr. Mitarotonda. In the process of selecting our two new directors we consulted closely with stockholders of the Company. We look forward to working with our Board of Directors to achieve the Company’s goals and objectives. We thank Mr. Wolff and Mr. Edelstein for their dedicated service to the Company.”

Griffon Corporation -

●	is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;
●
installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

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is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

●	develops and manufactures information and communication systems for government and commercial markets worldwide.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.